Exhibit 10.1

PROMISSORY NOTE

$15,000,000.00	Miami, Florida

June 7, 2006

FOR VALUE RECEIVED, the undersigned (the “Borrower”) promises to pay to the order of COMMERCEBANK, N.A. (“Bank”), at the office of the Bank at 220 Alhambra Circle, Coral Gables, Florida 33134, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), together with interest thereon on the principal amount from time to time outstanding at an annual rate, prior to maturity or default, of 6.25% per annum until the interest rate change date (“Change Date”) on the fifth anniversary of the date of this Note. On the Change Date, the annual rate of interest, prior to maturity or default, shall, based upon Borrower’s written election received by Bank at least thirty (30) days prior to the Change Date, be adjusted to either (a) that rate which is equal to the 5-year U.S. Treasury constant maturity yield as published by the Federal Reserve on the Change Date plus 125 basis points, rounded up to the nearest 1/8 of 1.0%, (the “Fixed Rate”) (the annual interest rate as so adjusted on the Change Date to remain in effect through the Maturity Date (as defined below) or until a default hereunder which remains uncured beyond any applicable notice and cure periods), or (b) a fluctuating rate equal to the “Wall Street Journal Prime Rate” (as hereinafter defined) minus 150 basis points (the “Floating Rate”). For the purposes of this Note, “Wall Street Journal Prime Rate” means the Prevailing Prime Rate as published or quoted in the Money Rates (or other comparable) section of the Wall Street Journal and, if the Wall Street Journal ceases to publish or quote, shall mean a substantially comparable index established or selected by the Bank. The Prime Rate is not necessarily the best or most favorable rate at which the Bank extends credit to its customers and no representation has been made by the Bank to the Borrower that it is the rate charged any particular class of customer. Any change in the Wall Street Journal Prime Rate shall become effective as of the opening of business on the day in which such change in the Wall Street Journal Prime Rate occurs. In the event that Borrower shall fail to furnish the Bank with a timely interest rate election as aforesaid, the annual rate of interest, from the Change Date until maturity or default which remains uncured beyond any applicable notice and cure periods, shall be the Floating Rate. Interest shall be computed on the actual number of days elapsed and an assumed year of 360 days. Borrower and all endorsers, sureties, guarantors and any other persons liable or to become liable with respect to the loan evidenced by this Note (the “Loan”) are each included in the term “Obligors” as used in this Note. Said principal and interest shall be payable in lawful money of the United States, on the dates and in the amounts specified below, to wit:

Equal installments of principal and interest each in the amount of $297,490.00 shall be due and payable quarterly commencing on the 30th day of September, 2006 and on the last day of each succeeding December, March, June and September thereafter until the Change Date on June 7, 2011, on which date until June 7, 2016 (the “Maturity Date”), based upon the interest rate election made or deemed made, (a) if the Fixed Rate has been properly elected, then principal and interest at the adjusted rate then in effect shall be amortized over a period of 20 years and equal quarterly payments of principal and interest as so amortized shall be due and payable on the 30th day of September, 2011 and on the last day of each succeeding December, March, June and September thereafter, or (b) if the Floating Rate has been elected or otherwise applies, then equal principal payments, calculated based upon a 20-year amortization, plus accrued interest, shall be due and payable on the 31st day of July, 2011 and on the last day of each succeeding month thereafter. On the Maturity Date, the entire outstanding principal balance, together with all accrued and unpaid interest shall be due and payable in full in a final BALLOON payment.

Borrower shall pay to Bank a late charge of five percent (5%) of any payment (other than the balloon payment due upon maturity) not received by Bank within ten (10) days of its due date; provided, however, if said ten (10) day period ends on a day other than a day on which Bank is open for Business (a “Business Day”), then the aforedescribed late charge shall be payable if the payment is not received by the last Business Day within said ten (10) day period.

While the Floating Rate is in effect, this Note may be prepaid in whole or in part without penalty; otherwise, upon giving at least sixty (60) days prior written notice to Bank, Borrower may prepay the Loan in whole, but not in part, on a required payment date upon payment of a Prepayment Premium (as hereinafter defined). The Prepayment Premium shall be the difference between (x) minus (y), where

(x) is the sum of: (i) the “present value” of all unpaid installments of principal and interest on this Note from the date of prepayment up to the Maturity Date, and (ii) the “present value” of the final balloon payment equal to the outstanding Loan balance as of the Maturity Date after accounting for the installments theretofore scheduled to be paid, both being discounted at an interest rate equal to: (a) the “U.S. Treasury Constant Maturity Yield Rate (TCM)”, as herein defined, plus (b) 125 basis points, and

(y) is the outstanding Loan balance of this Note as of the prepayment date.

The TCM means the rate per annum (rounded upward to the next highest multiple of 0.125% if not already a whole multiple thereof) conclusively determined by Bank (absent manifest error) as of the prepayment date, equal to the then current yield to maturity of U.S. Treasury securities having a remaining maturity equal to or closest to that of the Loan, as specified in the Federal Reserve Statistical Release H.15 “Selected Interest Rates” (or such successor or replacement publication at the prepayment date) under the category captioned “‘U.S. government securities-Treasury constant maturities” (or the equivalent). If such yield information is unavailable from such source, the Bank shall calculate the TCM based upon the then current yields to maturity of U.S. Treasury securities closest to but shorter than and also longer than the remaining maturity of the Loan, as interpolated based on information or quotations appearing in another recognized financial reporting source or service, or another comparable index selected by the Bank.

If the foregoing calculations result in a number less than or equal to zero (0), no Prepayment Premium shall be due, but no credit shall be due Borrower.

Prepayment shall mean any event whereby the Loan is fully or partially satisfied in any manner, other than by making scheduled installment payments required hereunder or otherwise as provided in the Loan Documents (as hereinafter defined), whether voluntary or involuntary, prior to the Maturity Date (excluding the receipt of insurance or condemnation proceeds)

including, but not limited to, any payment after default, any payment after the Maturity Date is accelerated, payment by any sale under Court order or deed in lieu thereof, or payment by sale or other method under any bankruptcy or insolvency proceeding; and Bank shall not be required to accept such payment if it does not include the payment of the Prepayment Premium required under the terms, as hereinabove provided. Upon any default by Borrower (beyond any applicable notice and cure periods) and following acceleration of the maturity of the Loan, the premium due from Borrower shall be an amount that would be due if a voluntary prepayment were made at the time of such acceleration.

In addition to and not by way of limitation of any of the foregoing, if Borrower purposefully defaults on this Note or any of the Loan Documents to avoid the Prepayment Premium, it is agreed said Premium shall be payable. Borrower agrees that a default will be deemed purposeful if Borrower or an affiliate of Borrower purchases or redeems the property encumbered by the Mortgage (as hereinafter defined) before, at or after any foreclosure sale.

Borrower and Bank agree that the hereinabove stated Prepayment Premium has been agreed to in order to provide Bank with partial compensation for the cost of reinvesting the Loan proceeds and for the loss of the contracted return on the Loan. Borrower and Bank further agree that such Prepayment Premium is reasonable.

Borrower shall pay all amounts owing under this Note in full when due without set-off, counterclaim deduction or withholding for any reason whatsoever. If any payment falls due on a day other than a Business Day, then such payment shall instead be made on the next succeeding Business Day, and interest shall accrue accordingly. Any payment received by Bank after 1:00 p.m. shall not be credited against the indebtedness under this Note until at least the next succeeding Business Day.

If default be made in the payment of any sums payable pursuant to the terms of this Note, or if default (which continues beyond any applicable notice and cure periods) or other event causing the acceleration of this Note occur under the Mortgage and Security Agreement of even date herewith securing this Note (the “Mortgage”), or any other instrument or document executed in connection with the Loan (this Note, the Mortgage, and all such instruments and documents, including, without limitation, any guaranties, agreements, mortgages, security agreements, assignments and other documents securing this Note, are referred to in this Note as the “Loan Documents”) (an “Event of Default”), then or at any time thereafter at the option of Bank, the whole of the principal sum then remaining unpaid hereunder, together with all interest accrued thereon and all other sums owing under the Loan Documents, shall immediately become due and payable without notice and Bank shall be entitled to pursue any and all rights and remedies provided by applicable law and/or under the terms of this Note or any other Loan Document, all of which shall be cumulative and may be exercised successively or concurrently. Upon the occurrence and during the continuation of any Event of Default, Bank, at its option, may at any time declare any or all other liabilities of any Obligor to Bank, under the letter of credit facility in existence on the date of this Note, immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind. In addition, Bank shall have the right to set off any and all sums owed to Borrower by Bank in any capacity (whether or not then due) against the Loan and/or against any other liabilities of Borrower to Bank.

From and after an Event of Default, and regardless of whether the Bank also elects to accelerate the maturity of this Note, the entire principal remaining unpaid hereunder shall bear an augmented annual interest rate (the “Default Rate”) equal to the lesser of (i) ten percent (10%) per annum in excess of the rate otherwise applicable pursuant to the first paragraph of this Note, or (ii) the highest applicable lawful rate. Failure to exercise any and all rights or remedies Bank may in the event of any such default be entitled to shall not constitute a waiver of the right to exercise such rights or remedies in the event of any subsequent default, whether of the same or different nature. No waiver of any right or remedy by Bank shall be effective unless made in writing and signed by Bank, nor shall any waiver on one occasion apply to any future occasion.

In no event shall any agreed or actual exaction charged, reserved or taken as an advance or forbearance by Bank as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection, and Bank hereby waives any right to demand such excess. If the floating rate of interest based on the Prime Rate should increase above such maximum interest rate permitted by applicable law (if any), then notwithstanding any contrary provision in this Note or any other Loan Document and without necessity of further agreement or notice by Bank or any Obligor, the unpaid principal balance of the Loan shall thereupon bear interest at such maximum lawful rate. If the floating interest should thereafter decrease below such maximum lawful rate, the Loan shall nevertheless continue to bear interest at such maximum lawful rate until Bank receives the full amount of interest delayed by the application of such maximum lawful rate under this paragraph, at which time the Loan shall once again bear interest at the then applicable floating interest rate. In the event that the interest provisions of this Note or any exactions provided for in this Note or any other Loan Document shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then, without further agreement or notice, the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Bank in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon Bank’s receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Bank had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that the Loan bears interest at the maximum lawful rate (whether by application of this paragraph, the default provisions of this Note or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year. Pursuant to Florida Statutes, Section 687.12, the interest rate charged is authorized by Florida Statutes, Chapter 665.

The Obligors hereby severally: (a) waive demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold any Obligor liable with respect to the Loan, except for any notices expressly required pursuant to the terms of this Note or any other Loan Document; (b) waive any right to immunity from any such action or proceeding and waive any immunity or exemption (except Obligor does not waive any Florida constitutional right to a homestead exemption) of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; (c) waive any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding and waive (to the extent lawfully waivable) all provisions and requirements of law for the benefit of any Obligor now or hereafter in force; (d) submit to the jurisdiction of the state and federal courts in the State of Florida for purposes of any such action or proceeding; (e) agree that the venue of any such action or proceeding may be laid in Miami-Dade County, Florida (in addition to any county in which any collateral for the Loan is located), and waive any claim that the same is an inconvenient forum; (f) stipulate that service of process in any such action or proceeding shall be properly made if served upon CorpDirect Agents, Inc., 515 East Park Avenue, Tallahassee, FL 32301 and (g) agree that the death or mental or physical incapacity of any Obligor or the dissolution or merger or consolidation or termination of the existence of any Obligor that is a business entity (or if any person controlling such Obligor shall take any action authorizing or leading to the same), shall at Bank’s option, which option may be exercised then or at any time thereafter, result in the Loan being then due and payable in full. No provision of this Note shall limit Bank’s right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction. The Obligors hereby severally consent and agree that, at any time and from time to time without notice, (i) Bank and the owners(s) of any collateral then securing the Loan may agree to release, increase, change, substitute or exchange all or any part of such collateral, and (ii) Bank and any person(s) then primarily liable for the Loan may agree to renew, extend or compromise the Loan in whole or in part or to modify the terms of the Loan in any respect whatsoever; no such release, increase, change, substitution, exchange, renewal, extension, compromise or modification shall release or affect in any way the liability of any Obligor, and the Obligors hereby severally waive any and all defenses and claims whatsoever based thereon. Until Bank receives all sums due under this Note and all other Loan Documents in immediately available funds, no Obligor shall be released from liability with respect to the Loan unless Bank expressly releases such Obligor in a writing signed by Bank, and Bank’s release of any Obligor(s) shall not release any other person liable with respect to the Loan.

The Obligors jointly and severally agree to pay all filing fees and similar charges and all costs incurred by Bank in collecting or securing or attempting to collect or secure the Loan, including reasonable attorneys’ fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Obligors jointly and severally agree to pay any documentary stamp taxes, intangibles taxes or other taxes (except for federal or Florida franchise or income taxes based on Bank’s net income) which may now or hereafter apply to this Note or the Loan or any security therefore, and the Obligors jointly and severally agree to indemnify and hold Bank harmless from and against any liability, costs, reasonable attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred. The Obligors jointly and severally agree to pay on demand, and to indemnify and hold Bank harmless from and against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Loan by the laws or governmental authorities of any jurisdiction other than the State of Florida or the United States of America, and all payments to Bank under this Note shall be made free and clear thereof and without deduction therefore.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, except that federal law shall govern to the extent that it may permit Bank to charge, from time to time, interest on the Loan at a rate higher than may be permissible under applicable Florida law.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent that the Obligors may lawfully waive any law that would otherwise invalidate any provision of this Note, each of them hereby waives the same, to the end that this Note shall be valid and binding and enforceable against each of them in accordance with all its terms.

If this Note is signed by more than one person, then the term “Borrower” as used in this Note shall refer to all such persons jointly and severally, and all promises, agreements, covenants waivers, consents, representations, warranties and other provisions in this Note are made by and shall be binding upon each and every undersigned person, jointly and severally. The term “Bank” shall be deemed to include any subsequent holder(s) of this Note. Whenever used in this Note, the term “person” means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof. Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate. The “Prime Rate” is a base reference rate of interest adopted by Bank in its sole discretion as a general benchmark from which Bank determines the floating interest rates chargeable on various loans to borrowers with varying degrees of creditworthiness.

Time shall be of the essence with respect to the terms of this Note. This Note cannot be changed or modified orally. Bank shall have the right unilaterally to correct patent errors or omissions in this Note or any other Loan Document. Except as otherwise required by law or by the provisions of this Note or any other Loan Document, payments received by Bank hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of the Loan, except that from and after any default under this Note which continues beyond any applicable notice and cure periods, Bank may apply such payments in any order of priority determined by Bank in its exclusive judgment. Borrower shall receive immediate credit on payments only if made in the form of either a federal wire transfer of cleared funds or a check drawn on an account maintained with Bank containing sufficient available funds. Otherwise, Borrower shall receive credit on payments after clearance, which shall be no sooner than the first Business Day after receipt of payment by Bank. For purposes of determining interest accruing under this Note, principal shall be deemed outstanding on the date payment is credited by Bank. If any payment required to be made pursuant to this Note is not received within ten (10) days after the due date, Bank shall have the right, at its election, to charge any of Borrower’s accounts at Bank with the amount of such payment. Except as otherwise required by the provisions of this Note or any other Loan Document, any notice required to be given to any Obligor shall be deemed sufficient if made personally or if mailed, postage prepaid, to such Obligor’s address as it appears in this Note (or, if none appears, to any address for such Obligor then registered in Bank’s records). Bank may grant participations in all or any portion of, and may assign all or any part of Bank’s rights under, this Note. Bank may disclose to any such participant or assignee any and all information held by or known to Bank at any time with respect to any Obligor. If Borrower or any other Obligor is a partnership, then all general partners thereof shall be liable jointly and severally for all obligations under this Note and for all other covenants, agreements, undertakings and obligations of Borrower in connection with the Loan, notwithstanding any contrary provision of the partnership laws of the State of Florida. All of the terms of this Note shall inure to the benefit of Bank and its successors and assigns and shall be binding upon each and every one of the Obligors and their respective heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally.

The Mortgage encumbers real and personal property located in Hillsborough County, Florida, and is intended to be recorded amongst the Public Records of said County.

BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE BANK IN EXTENDING CREDIT TO THE BORROWER, THAT THE BANK WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

[Signature Page to Follow]

WITNESS the due execution hereof as of the date first above written.

BORROWER:

TAMPA DC, LLC, a Delaware limited liability company

By:	/s/ Rosemary B. Trudeau
Name:	Rosemary B. Trudeau
Title:	Manager

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